Exhibit 10.9
TEMPLATE
NOTICE OF PERFORMANCE SHARE AWARD
under the
KIMBALL ELECTRONICS 2014 STOCK OPTION AND INCENTIVE PLAN
Performance Shares: _____________
Performance Cycle: _____________
Vesting Date: After Fiscal Year _____________
THIS AWARD, made as of ________________________, by Kimball Electronics, Inc., an Indiana corporation (“Kimball”), to ____________________ (“you” or “Participant”), is made pursuant to and subject to the provisions of the Kimball’s 2014 Stock Option and Incentive Plan (the “Plan”) and the terms and conditions of this Notice. All terms used in this Notice that are defined in the Plan shall have the same meanings given to them in the Plan.
1.Grant of Performance Shares. Pursuant to the Plan on _______________ (the “Date of Grant”), Kimball granted you ____________ shares of Common Stock, hereinafter described as “Performance Shares.”
2.Restrictions. Except as provided in this Notice of Award, the Performance Shares are nontransferable and are subject to a substantial risk of forfeiture.
3.Vesting. No Award shall be earned and your interest in the Performance Shares granted hereunder shall be forfeited, except to the extent that the following Goals are satisfied during the Performance Cycle:
[INSERT DESCRIPTION OF
RELEVANT PERFORMANCE CRITERIA, TARGETS, AND DEFINITIONS]
4.Earning of Awards. As soon as practicable after the end of the Performance Cycle, a determination shall be made by Kimball’s Board of Directors the number of Performance Shares that shall become transferable and non-forfeitable (“Vested”). The achievement of Goals and the number of Performance Shares you will earn shall be determined by the Board in its sole and absolute discretion. Each date when the Board determines the number of Performance Shares earned shall be a “Vesting Date.” Your interest, if any, in the Performance Shares shall be subject to your Continuous Service on the Vesting Date. [ADJUST AS APPROPRIATE]
5.Death, Disability, or Retirement. Notwithstanding Paragraph 4, if your Continuous Service ceases by reason of death, Disability, or Retirement, your Performance Shares shall become Vested on a prorated basis according to the terms of the Plan. [ADJUST AS APPROPRIATE]
6.Forfeiture. If your Continuous Service ceases for any other reason than your death, Disability, or Retirement, all Performance Shares that are not then Vested shall be forfeited. [ADJUST AS APPROPRIATE]
7.Time of Payment. [Substitute applicable timing for earning Awards] [Payment of your earned Performance Shares shall be made as soon as practicable after Vesting Date, but in no event later than 2 ½ months after the end of the calendar year of the Vesting Date.]
8.Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle you to a fractional share such fraction shall be disregarded.
9.Shareholder Rights. You will have the right to receive dividends on and to vote the Performance Shares as of the date such shares are Vested.

10.No Right to Continued Employment. Neither this Notice of Award nor the issuance of Performance Shares shall confer on you any right with respect to continuance of employment by Kimball or an Affiliate, nor shall it interfere in any way with the right of Kimball or an Affiliate to terminate your employment at any time.
11.Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Notice shall be adjusted as the Committee determines is equitable in the event Kimball effects one or more stock dividends, stock split-ups, subdivisions, or consolidations of shares or other similar changes in capitalization.
12.Governing Law. This Notice of Award shall be governed by the laws of the State of Indiana.
13.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.
14.Participant Bound by Plan. You hereby acknowledge receipt of a copy of the Plan and agree to be bound by all the terms and provisions thereof.
15.Binding Effect. Subject to the limitations stated above and in the Plan, this Notice of Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and to Kimball’s successors.
16.Taxes. Kimball will withhold from the Performance Shares the number of shares of Common Stock with a Market Value equal to the amount necessary to satisfy federal, state, and local tax withholding requirements in the locality you designate as your place of residence in our system of record at the time the Performance Shares become taxable, subject, however, to any special rules or provisions that may apply to Participants who are non-US employees (working inside or outside of the United States) or US employees working outside of the United States. It is your responsibility to properly report all income and remit all taxes that may be due to the relevant taxing authorities as the result of receiving this award of Performance Shares.
17.Clawback. Any incentive-based compensation you receive from Kimball hereunder or otherwise shall be subject to recovery by Kimball in the circumstances and manner provided in any applicable clawback policy that Kimball may adopt or implement that is in effect from time to time on or after the date hereof, and you shall effectuate any such recovery at such time and in such manner as Kimball may specify. For purposes of this Award, “clawback policy” means and includes any policy of the type contemplated by Section 10D of the Securities Exchange Act, any rules or regulations of the Securities and Exchange Commission adopted pursuant thereto, or any related rules or listing standards of any national securities exchange or national securities association applicable to Kimball. [ADJUST AS APPROPRIATE]
IN WITNESS WHEREOF, Kimball and the Participant have agreed to the terms and conditions of this Notice of Award all as of the day and date first above written.

KIMBALL ELECTRONICS, INC.

By:

PARTICIPANT